Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Value Fund (the "Fund") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Trustees.

                                                   Number of Votes:
                                                   ----------------

                       Trustee              For                      Withheld
                       -------              ---                      --------

          Paul Bancroft III              7,374,734                   296,370

          Sheryle J. Bolton              7,370,764                   300,340

          William T. Burgin              7,380,651                   290,454

          Thomas J. Devine               7,374,280                   296,824

          Keith R. Fox                   7,382,919                   288,185

          William H. Luers               7,368,945                   302,160

          Wilson Nolen                   7,369,662                   301,442

          Daniel Pierce                  7,375,998                   295,106

          Kathryn L. Quirk               7,366,753                   304,352

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      7,133,456        347,899         189,749                 0

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

         For           Against          Abstain        Broker Non-Votes*
         ---           -------          -------        -----------------

      6,504,809        604,851          264,630             296,814


                            25 - Scudder Value Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      6,742,226        492,412         304,599              296,364

5. To approve the revision of certain fundamental investment policies.


                                                                             Number of Votes:
                                                                             ----------------
                                                                                                             Broker
                  Fundamental Policies                    For            Against           Abstain         Non-Votes*
                  --------------------                    ---            -------           -------         ----------


             5.1  Diversification                      6,608,120         480,410           285,760          296,814

             5.2  Borrowing                            6,566,059         522,912           285,319          296,814

             5.3  Senior securities                    6,588,600         485,700           299,990          296,814

             5.4  Concentration                        6,570,339         502,139           301,813          296,814

             5.5  Underwriting of securities           6,598,477         478,044           297,769          296,814

             5.6  Investment in real estate            6,605,166         409,872           359,251          296,814

             5.7  Purchase of physical commodities     6,581,987         433,818           358,484          296,814

             5.8  Lending                              6,528,831         482,461           362,997          296,814

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         7,296,147                   117,004                    257,953

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                            26 - Scudder Value Fund